Exhibit 10.9

                                 FIRST AMENDMENT

      WHEREAS, FBO Air, Inc. (the "Company") and Ronald J. Ricciardi (the "Executive") entered into an Employment Agreement dated January 2, 2004, and

      WHEREAS, the Company and the Executive have mutually determined to amend said agreement as set forth herein,

      NOW, THEREFORE, the following amendments shall be considered part of the Agreement and shall replace the identified paragraphs in the original,

            2. Term. The term of Executive's employment under this Agreement (the "Term") will begin on the date of this First Amendment and will continue, subject to the termination provisions set forth in paragraphs 11-13 below, until the third anniversary of the date hereof; provided that this Agreement will automatically renew for additional one-year periods unless either party gives written notice to the other not to extend the Term not less than 90 days prior to the then next upcoming expiration date.

            4.a. Base Salary. During each year of the Term, Executive will receive a salary at the annual rate of $175,000 (the "Base Salary"). The Base Salary shall be payable in equal monthly installments. The Board of Directors of the Company may increase such salary at any time and from time to time.

            4.c. Stock Option. Executive shall be entitled to receive an Option to purchase shares of the Company's stock as follows:

                           250,000 shares April 1, 2005
                           250,000 shares April 1, 2006
                           250,000 shares April 1, 2007

      The per share price will be the listed price as of each respective date and will vest at the time of the issuance. The executive will have five years to acquire the stock from the date of issuance. So long as it may be done lawfully, the manner of acquisition of stock shall be structured as to minimize adverse tax consequences to the Executive.

      Additional options may be granted by the Board of Directors at their discretion.

Agreed upon as of April 1, 2005

COMPANY:                                    EXECUTIVE:

FBO Air, Inc.


---------------------------------           --------------------------------
Jeffrey M. Trenk                            Ronald J. Ricciardi


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